Exhibit 10.14

RULES of the ADAPTIMMUNE LIMITED

SHARE OPTION SCHEME

(INCORPORATING MANAGEMENT

INCENTIVE OPTIONS)

Manches LLP

9400 Garsington Road

Oxford Business Park

Oxford

OX4 2HN

Tel: 01865 722106

Fax: 01865 201012

www.manches.com

RULES OF THE ADAPTIMMUNE LIMITED SHARE OPTION SCHEME

(INCORPORATING ENTERPRISE MANAGEMENT INCENTIVE OPTIONS)

DEFINITIONS

1.                                      In these Rules

(A)                               The following words or expressions bear the following meanings:-

“the Act”                                                                                                                                                                   means the Income and Corporation Taxes Act 1988;

“the 2003 Act”                                                                                                                                    means the Income Tax (Earnings and Pensions) Act 2003;

“Associated Company”                                                                                    has the meaning given thereto by Section 416 of the Act;

“the Auditors”                                                                                                                                     means the auditors for the time being of the Company or in the event of there being joint auditors such one of them as the Directors shall select;

“the Company”                                                                                                                               means Adaptimmune Limited registered in England under No 6456741;

“Connected”                                                                                                                                               means that the relevant individual is an employee or a director of, or a Consultant to, a Group Company;

“Consultant”                                                                                                                                             means any person who is providing consultancy services to a Group Company including, without prejudice to the generality of the foregoing, any member of any Scientific Advisory Board that may from time to time be established by the Company;

“control”                                                                                                                                                                 has the meaning given thereto by Section 840 of the Act;

“Date of Grant”                                                                                                                            means the date on which an Option is granted under Rule 3;

“Dealing Day”                                                                                                                                    means a day on which the London Stock Exchange is open for the transaction of business;

“the Directors”                                                                                                                                 means the Board of Directors for the time being of the Company or a duly authorised Committee thereof;

“Disqualifying Event”                                                                                         has the meaning given thereto by sections 533 to 539 of the 2003 Act;

“Eligible Person”                                                                                                                   means, in relation to the grant of an Option which is not an EMI Option, any employee or Director of a Group Company or any Consultant and in relation to the grant of an EMI Option, a person who satisfies the eligibility criteria set out in Rule 2;

“EMI Option”                                                                                                                                      means an Option which is a qualifying option to acquire shares for the purposes of Chapter 9 of Part 7 of the 2003 Act;

“Existing Share Option”                                                                             means a right to acquire Shares already in issue pursuant to this Scheme and for the time being subsisting;

“the Grantor”                                                                                                                                       means the person by whom an Option has been granted pursuant to the Rules of this Scheme;

“the Group”                                                                                                                                                 means the Company and its subsidiaries;

“Group Company”                                                                                                           means a company which is a member of the Group and includes the Company, whether or not it has any subsidiaries at the relevant time;

“HMRC”                                                                                                                                                                  means HM Revenue & Customs;

“the London Stock Exchange”                                             means London Stock Exchange plc;

“Market Value”                                                                                                                            (a)                                 in respect of any shares which are admitted to the Official List of the London Stock Exchange, means the average (rounded up where necessary to the nearest whole penny) of the middle market quotations of such a share as derived from the Daily Official List of the London Stock Exchange for the three Dealing Days immediately preceding the relevant Date of Grant; and

(b)                                 in respect of any other shares, has the same meaning as in Part VIII of the Taxation of Chargeable Gains Act 1992 and where such shares comprise Shares in respect of which it is proposed that an Option be granted, their value shall be determined prior to, and for the purposes of, such grant by the Directors;

“New Share Option”                                                                                                    means a right to subscribe for Shares pursuant to this Scheme and for the time being subsisting;

“N.I. Regulations”                                                                                                                means the laws, regulations and practices currently in force relating to liability for and the collection of National Insurance contributions;

“Option”                                                                                                                                                                   means a New Share Option or an Existing Share Option;

“Option Agreement”                                                                                                  means the agreement executed in respect of the grant of an Option pursuant to Rule 3(D);

“Option Holder”                                                                                                                        means a person holding an Option, including, where the context so admits, his Personal Representatives;

“Option Holder’s Employer”                                                   means such member of the Group as is the Option Holder’s employer or, if he has ceased to be employed within the Group, was his employer or such other member of the Group, or other person as, under the PAYE Regulations or, as the case may be, the N.I. Regulations, or any other statutory or regulatory enactment (whether in the United Kingdom or otherwise), is obliged to account for any Option Tax Liability;

“Option Price”                                                                                                                                  means the price per Share payable on the exercise of an Option as determined by the Directors under these Rules;

“Option Shares”                                                                                                                          means the Shares over which an Option subsists;

“Option Tax Liability”                                                                                    means, in relation to an Option Holder, any liability of the Option Holder’s Employer to account to HMRC or any other tax authority for any amount of, or representing, income tax or National Insurance contributions (including employer’s secondary contributions) or any other tax, charge, levy or other sum whether under the laws of the United Kingdom or otherwise which may arise on the grant, exercise, assignment or release of the Option or the acquisition of Shares under this Scheme;

“ordinary share capital”                                                                           means all the issued share capital (by whatever name called) of a company other than capital the holders whereof have a right to a dividend at a fixed rate but have no other right to share in the profits of the company;

“the PAYE Regulations”                                                                             means the regulations made under section 684 of the 2003 Act or any legislation in force prior to the 2003 Act coming into force;

“Performance Option”                                                                                     means an Option the exercise of which is normally subject to attainment of a Performance Target;

“the Performance Period”                                                                  means, in relation to a Performance Option, the period over which the performance of the Company and/or any other condition is to be measured as mentioned in Rule 6(A) for the purposes of determining whether and to what extent the Performance Target is met;

“the Performance Target”                                                                 means the condition or conditions imposed on the exercise of an Option pursuant to Rule 6 as amended and varied from time to time;

“Personal Representatives”                                                            means, in relation to an Option Holder, the personal representatives of the Option Holder (being either the executors of his will to whom a valid grant of probate has been made or, if he dies intestate, the duly appointed administrator(s) of his estate) who have produced to the Company evidence of their appointment as such;

“Qualifying Subsidiary”                                                                            means a subsidiary which satisfies the conditions of paragraph 11 of Schedule 5 to the 2003 Act;

“SSCBA”                                                                                                                                                                 means the Social Security Contributions and Benefits Act 1992;

“this Scheme”                                                                                                                                        means this scheme as constituted in accordance with these Rules as from time to time amended in accordance with these Rules;

“Shares”                                                                                                                                                                    means fully paid irredeemable ordinary shares in the capital of the Company for the time being; and

“subsidiary”                                                                                                                                               means a company which is both under the control of the Company and which is a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985.

(B)                               Where the context so admits or requires the singular includes the plural and the masculine includes the feminine and neuter and vice versa.

(C)                               References to Rules are to Rules of this Scheme.

(D)                               A reference to any Act, statute or statutory provision shall include a reference to any statutory modification, amendment or re-enactment thereof.

(E)                                For the purposes of this Scheme, unless the context otherwise requires:

(1)                                 a Performance Option shall be deemed to have become vested when the notice referred to in Rule 8(C) has been given to the Option Holder by the Directors in respect of that Performance Option, and

(2)                                 any Option other than a Performance Option shall be deemed to have become vested on the first date on which it is exercisable pursuant to Rule 8(B).

2.                                      ELIGIBILITY FOR EMI OPTIONS

(A)                               A person is eligible to be granted an EMI Option if (and only if) he is an employee of the Company or a Qualifying Subsidiary and his committed time to the relevant company amounts to at least 25 hours a week, or if less, 75% of his working time, in compliance with paragraph 26 of Schedule 5 to the 2003 Act.

(B)                               A person is not eligible to be granted an EMI Option at any time when he is not eligible to participate in the Scheme by virtue of paragraph 28 of Schedule 5 to the 2003 Act (no material interest requirement).

3.                                      GRANT OF OPTIONS

(A)                               The Grantor may, on such dates as it shall determine, grant Options to such Eligible Persons as it may in its absolute discretion select.

(B)                               The Grantor may impose a condition preventing the exercise of an Option unless the Option Holder shall have entered into a Deed of Adherence (in such form as may be required by the Company) with the Company and all persons who at the date of exercise of the Option are holders of shares in the capital of the Company whereby the Option Holder becomes a party to any Shareholders’ Agreement or other document having a similar effect which is in force between the Company and all persons who at the date of exercise of the Option are holders of shares in the capital of the Company.

(C)                               The Grantor may also specify that the exercise of any Option shall be subject to such objective conditions (in addition to any Performance Target and any condition imposed pursuant to Rule 3(B)) as it may think fit.

(D)                               An Option shall be granted by the Grantor and the Option Holder executing as a Deed an agreement which shall specify the following:-

(1)                                 if such be the case, that the Option is to be an EMI Option granted in accordance with the provisions of Schedule 5 to the 2003 Act;

(2)                                 the Date of Grant;

(3)                                 the Grantor;

(4)                                 the number of Option Shares;

(5)                                 the Option Price;

(6)                                 any Performance Target and Performance Period imposed pursuant to Rule 6 and any other condition imposed under Rule 3(B) or Rule 3(C);

(7)                                 that it is a term of the Option that the Option Holder agrees to indemnify the Grantor and the Option Holder’s Employer in respect of any Option Tax Liability and against any liability of the Option Holder’s Employer to account to HMRC or any other tax authority for any amounts of, or representing, income tax or National Insurance contributions (including employer’s second Class 1 contributions to the extent permitted by law from time to time) which may arise as a result of the operation of Part 7 of the 2003 Act in relation to any shares acquired pursuant to the exercise of the Option;

(8)                                 the first date on which the Option may be exercised in whole or in part pursuant to Rule 8(B);

(9)                                 the last date on which the Option may be exercised by reason of Rule 8(A);

(10)                          how the Option may be exercised; and

(11)                          details of any restrictions attaching to the Option Shares;

and shall otherwise be in such form as the Grantor may from time to time determine.

(E)                                The Grantor may require that, subject to Rule 3(F), the Option Holder shall agree and undertake with the Company or with any other company which is the Option Holder’s Employer that:

(1)                                         he shall join with the Option Holder’s Employer in making an election , in such terms and such form as the Option Holder’s Employer may require, subject to approval by HMRC as provided in paragraphs 3A and 3B of Schedule 1 to the SSCBA for the transfer to him of the whole of any liability of the Option Holder’s Employer to employer’s secondary Class I National Insurance contributions payable in respect of any gain realised upon the exercise, assignment or release of the Option;

(2)                                         he shall join with the Option Holder’s Employer in making an election , in such terms and such form as the Option Holder’s Employer may require, subject to such approval by HMRC as may from time to time be required by law , for the transfer to him of the whole of any liability of the Option Holder’s Employer to employer’s secondary Class I National Insurance contributions payable in respect of any relevant employment income (as defined in the SSCBA) of the Option Holder;

(3)                                         he shall, if so required by the Company by notice in writing at any time before the Option is exercised, join with the Option Holder’s Employer in making an election , in such terms and such form as the Option Holder’s Employer may require, subject to such approval by HMRC as may from time to time be required by law, prior to the acquisition of any Shares on the exercise of the Option, under Section 431 of the 2003 Act for the full disapplication of Chapter 2 of the 2003 Act in relation to any shares acquired on the exercise of the Option.

(F)                                 The provisions of Rule 3(E) shall not have effect on any occasion if to do so would contravene the provisions of the SSCBA or of any regulations made under that Act.

(G)                               The date of the agreement executed pursuant to Rule 3(D) shall be taken for all purposes of this Scheme as the Date of Grant in respect of the relevant Option.

(H)                              An Option shall not be granted by any person other than the Company without the prior approval of the Directors.

4.                                      OPTION PRICE

(A)                               Subject to Rule 4(B) and any adjustment being made pursuant to Rule 14, the Option Price shall be determined by the Directors (with the prior consent of the Grantor, where appropriate).

(B)                               In the case of a New Share Option, the Option Price shall not be less than the nominal value of a Share.

5.                                      NON-TRANSFERABILITY OF OPTIONS

(A)                               During his lifetime only the individual to whom an Option is granted may exercise that Option.

(B)                               An Option shall immediately cease to be exercisable and shall lapse if:-

(1)                                 it is transferred or assigned (other than to the Personal Representatives of the Option Holder), mortgaged, charged or otherwise disposed of by the Option Holder; or

(2)                                 the Option Holder is adjudged bankrupt or an interim order is made because he intends to propose a voluntary arrangement to his creditors under the Insolvency Act 1986; or

(3)                                 the Option Holder makes or proposes a voluntary arrangement under the Insolvency Act 1986, or any other scheme or arrangement in relation to his debts, with his creditors or any section of them; or

(4)                                 the Option Holder is otherwise deprived (except on death) of the legal or beneficial ownership of the Option by operation of law or by doing or omitting to do anything which causes him to be so deprived.

6.                                      PERFORMANCE TARGETS

(A)                               If the Directors (with the prior consent of the Grantor, where appropriate) so determine, the exercise of an Option shall be conditional upon the performance of any one or more of the Company, any other Group Company, the Group, any division of the Company or any other Group Company or the Option Holder or some other objective condition measured over a Performance Period and against such objective criteria as may be determined by the Directors.

(B)                               Any such Performance Target and the Performance Period applicable shall be specified in the relevant Option Agreement.

(C)                               Any such Performance Target may provide that the Option shall become vested in respect of a given number or proportion of the Option Shares according to whether, and the extent to which, any given Performance Target is met or exceeded.

(D)                               After an Option has been granted the Directors may (with the consent of the Grantor, where appropriate) in appropriate circumstances, amend the Performance Target imposed pursuant to Rule 6(A) (and/or any other conditions(s) imposed under Rule 3(B) or Rule 3(C) (together “the Targets”)) PROVIDED THAT no such amendment shall be made unless an event has occurred or events have occurred in consequence of which the Directors reasonably consider that the terms of the existing Targets should be so amended for the purpose of ensuring that either the objective criteria against which the performance of the Group and/or any Group Company and/or any division and/or the Option Holder will then be measured will be a fairer measure of such performance or that any amended Targets will afford a more effective incentive to Option Holders and will be no more difficult to satisfy than were the Targets when first set.

(E)                                After an Option has been granted the Directors (with the consent of the Grantor, where appropriate) may, in appropriate circumstances, waive altogether any requirement that Targets be met as a condition of exercise of an Option PROVIDED THAT no such waiver shall be made unless an event or events have occurred in consequence of which the Directors reasonably consider that the terms of the existing Targets no longer afford an effective incentive to the Option Holder.

(F)                                 The provisions of Rules 6(D) and 6(E) shall not detract from, and shall be subject to, the provisions of Rule 10(D).

(G)                               If, in consequence of a Performance Target being met, an Option becomes vested in respect of some but not all of the Option Shares, it shall thereupon lapse and cease to be exercisable in respect of the balance of the Option Shares.

(H)                              The number of Shares in respect of which an Option shall become vested on any occasion shall be rounded to the nearest whole number.

7.                                      LIMITS

(A)                               Unless permitted by Schedule 5 to the 2003 Act or such other legislation as may from time to time govern the granting of EMI Options, no person shall be granted EMI Options which would, at the time they are granted, result in that person exceeding the £120,000 maximum entitlement as prescribed in paragraph 5 of Schedule 5 to the 2003 Act.

(B)                               Unless permitted by Schedule 5 to the 2003 Act or such other legislation as may from time to time govern the granting of EMI Options, no person shall be granted EMI Options which would, at the time that they are granted, result in the Company exceeding the £3,000,000 maximum value of shares prescribed in paragraph 7 of Schedule 5 to the 2003 Act.

(C)                               A Grantor may only grant EMI Options whilst the requirements of Schedule 5 to the 2003 Act are met and if any of the requirements are not met, the Option shall continue to subsist but not as an EMI Option.

(D)                               For the avoidance of doubt, the limitations under this Rule 7 do not apply to Options which are not EMI Options.

8.                                      EXERCISE OF OPTIONS

(A)                               An Option shall not in any event be exercised later than the day immediately preceding the tenth anniversary of the Date of Grant or such earlier date as may be specified in the relevant Option Agreement.

(B)                               Subject to the following provisions of this Rule and Rules 10, 12 and 13, an Option may not be exercised earlier than such time or times shall be specified in the relevant Option Agreement.

(C)                               Save as otherwise provided in the following provisions of this Rule and Rules 10, 12 and 13, a Performance Option may only be exercised after the Company has notified the Option Holder that such Option has become vested in respect of such number or proportion of the Option Shares as the Company shall specify in such notice. Within 10 working days of receipt of a written request from an Option Holder the Company shall confirm to the Option Holder by notice in writing whether and to what extent any Option held by him has become vested.

(D)                               Except as mentioned in Rules 8(E), 8(F) and 8(G) and 10 an Option may not be exercised at any time, unless the Option Holder is then Connected with a Director of a Group Company.

(E)                                If an Option Holder ceases to be Connected with a Group Company by reason of:-

(1)                                 retirement on or after reaching the age of 65 or the age at which the Option Holder is anticipated to retire in accordance with the terms of his contract of employment; or

(2)                                 injury, ill-health or disability (evidenced to the satisfaction of the Directors; or

(3)                                 the transfer of a business or part of a business to a person who is not a member of the Group; or

(4)                                 the fact that the company by which he is employed is no longer a member of the Group.

then, subject to Rule 10, an Option granted to him may be exercised during the six month period beginning with the date of cessation and if not then exercised shall lapse, provided that, subject to the provisions of Rule 10(D):-

(i)                                     a Performance Option may be exercised only in respect of such proportion of the Option Shares (if any) in respect of which the Option had become vested at the date on which the Option Holder ceased to be Connected with a Group Company or such greater proportion as the Directors may determine and notify to the Option Holder in writing prior to the expiry of the six month period referred to above;

(ii)                               an Option the exercise of which is subject to the satisfaction of a condition imposed pursuant to Rule 3(C) may only be exercised if such condition has been satisfied or, if it has not been satisfied, to the extent that the Directors may determine and notify to the Option Holder in writing prior to the expiry of the six month period referred to above; and

(iii)                          an Option which is neither a Performance Option nor an Option the exercise of which is subject to the satisfaction of a condition imposed pursuant to Rule 3(C) may be exercised only in respect of such number of Shares in respect of which it had become vested at the date on which the Option Holder ceased to be Connected with a Group Company or such greater number of Shares as the Directors may determine and notify to the Option Holder in writing prior to the expiry of the six month period referred to above.

(F)                                 Subject to Rule 8(A) if an Option Holder dies whilst he is Connected with a Group Company an Option granted to him may be exercised by his Personal Representatives within the period of twelve months beginning with the date of his death, and, if and insofar as the Option is not then exercised, it shall lapse and cease to be exercisable at the end of that period, provided that, subject to the provisions of Rule 10(D):-

(i)                                  a Performance Option may be exercised only in respect of such proportion of the Option Shares (if any) in respect of which the Option had become vested at the date of death of the Option Holder or such greater proportion as the Directors may determine and notify to the Option Holder’s Personal Representatives in writing prior to the expiry of the twelve month period referred to above;

(ii)                               an Option the exercise of which is subject to the satisfaction of a condition imposed pursuant to Rule 3(C) may only be exercised if such condition had been satisfied at the date of the Option Holder’s death or, if it has not been satisfied, to the extent that the Directors may determine and notify to the Option Holder’s Personal Representatives in writing prior to the expiry of the twelve month period referred to above;

(iii)                            an Option which is neither a Performance Option nor an Option the exercise of which is subject to the satisfaction of a condition imposed pursuant to Rule 3(C) may be exercised only in respect of such number of Shares in respect of which it had become vested at the date of the Option Holder’s death or such greater number of Shares as the Directors may determine and notify to the Option Holder’s Personal Representatives in writing prior to the expiry of the twelve month period referred to above.

(G)                               If an Option Holder gives or receives notice to terminate his employment by, or consultancy with, any member of the Group or ceases to be Connected with any member of the Group for any reason other than those set out in Rule 8(E) or Rule 8(F) then an Option granted to him may only be exercised (if at all) in relation to such proportion of the Option Shares, and (subject to Rule 8(A)) within such period, as the Directors shall (with the consent of the Grantor, where appropriate) determine and notify to the Option Holder and shall otherwise lapse and cease to be exercisable on the date of cessation, or, if earlier, the date of the notice of such cessation PROVIDED THAT unless such determinations are made by the Directors within the period of three months beginning with the date on which the Option Holder so ceases (or, if earlier gives or is given notice of such cessation) then such Option may not be exercised and shall be deemed to have lapsed and ceased to be exercisable as from the date of such cessation or, if earlier, the date on which notice of such termination was given or received.

(H)                              A female Option Holder whose employment has been terminated in circumstances such that, pursuant to the Employment Rights Act 1996, she has a right to return to work, shall be deemed for the purposes of this Rule 8 as not having ceased to be employed within the Group until such time as she is no longer capable, pursuant to that Act, of exercising a right to return to work and shall be deemed not to have ceased to be employed if she exercises that right.

(I)                                   Notwithstanding Rule 8(B), if a Disqualifying Event occurs which would result in an Option ceasing to be an EMI Option, the Directors, may, at their discretion, allow the Option Holder to exercise the Option during the period ending 40 days after the occurrence of the Disqualifying Event. To the extent not so exercised, the Option shall remain exercisable (subject to the rules of the Scheme) but shall no longer be an EMI Option.

9.                                      MANNER OF EXERCISE OF OPTIONS

(A)                               In order to exercise an Option in whole or in part, the Option Holder (or, as the case may be, his Personal Representatives) must deliver to the Company (acting as agent of the Grantor) a notice in writing (in the form prescribed by the Company) specifying the number of Shares in respect of which the Option is being exercised. Such notice shall be accompanied by the relevant Option Agreement and by payment in full for those shares in respect of which the Option is exercised.

(B)                               In the event of an Option being exercised in part only, the balance of the Option not thereby exercised shall continue to be exercisable in accordance with these Rules and the Grantor shall endorse on the Option Agreement a statement to the effect that the Agreement remains valid in respect of that part of his Option which the Option Holder shall have elected not to exercise.

(C)                               The Grantor shall not be obliged to issue, transfer or procure the transfer of any Shares or any interest in any Shares under this Scheme unless and until the Option Holder has paid to the Grantor or the Option Holder’s Employer such sum as is, in the opinion of the Grantor or Option Holder’s Employer (as appropriate), sufficient to indemnify the Grantor or the Option Holder’s Employer in full against any Option Tax Liability or has made such other arrangement as, in the opinion of the Grantor, will ensure that the Option Holder will satisfy his liability under such indemnity.

(D)                               The Grantor shall have the right not to issue, transfer or procure the transfer to or to the order of an Option Holder the aggregate number of Shares to which the Option Holder would otherwise be entitled but to retain out of such aggregate number of Shares such number of Shares as, in the opinion of the Grantor, will enable the Grantor to sell as agent for the Option Holder (at the best price which can reasonably be expected to be obtained at the time of sale) and to pay over to the Option Holder’s Employer sufficient monies out of the net proceeds of sale, after deduction of all fees, commissions and expenses incurred in relation to such sale, to satisfy the Option Holder’s liability under such indemnity.

(E)                                The provisions of Rules 9(C) and 9(D) shall not apply in relation to the issue or transfer of Shares on any occasion if, before the date of issue or transfer, the Option Holder has either:-

(1)                                 paid to the Option Holder’s Employer a sum which in the opinion of the Option Holder’s Employer is, or will be, sufficient to satisfy the Option Holder’s liability under the indemnity referred to in Rule 9(C); or

(2)                                 entered into arrangements with the Option Holder’s Employer which, in the opinion of the Option Holder’s Employer, will ensure that such liability is satisfied within such period as the Option Holder’s Employer may determine.

(F)                                 The Company shall be entitled to satisfy any New Share Option in whole or in part by procuring that the relevant number of Shares are transferred to the Option Holder upon the exercise of his Option.

(G)                               Subject to Rules 9(C) to (E), as soon as practicable and in any event not more than thirty days after receipt by the Company of a notice exercising a New Share Option accompanied by the relevant Option Agreement and the appropriate payment, the Shares in respect of which the New Share Option has been exercised and in respect of which the Company has not exercised its rights pursuant to Rule 9(F) shall be issued by the Company upon definitive Share Certificates.

(H)                              Subject to Rules 9(C) to (E), as soon as practicable and in any event not more than thirty days after receipt by the Grantor of a notice exercising an Existing Share Option or (where the Company has exercised its rights pursuant to Rule 9(F) ) by the Company of a notice exercising a New Share Option, accompanied in each case by the relevant Option Agreement and the appropriate payment, the person transferring shares to the Option Holder shall lodge with the Company a transfer of the number of Shares which are to be transferred to the Option Holder pursuant to the exercise of his Option together with a certificate covering such Shares.

(I)                                   The Company shall be responsible for any stamp duty payable by an Option Holder in respect of the transfer of any Shares to him pursuant to the exercise of an Option.

(J)                                   If, under the terms of a resolution passed or an announcement made by the Company prior to the date of exercise of an Option, a dividend is to be paid or is proposed to be paid to the holders of Shares on the register of members in respect of a record date prior to such date of exercise, any Shares to be allotted upon such exercise shall not rank for such dividend and any dividend payable upon Shares which are to be transferred pursuant to such exercise shall be retained by the transferor. Subject as aforesaid, the Shares so allotted shall be identical to and shall rank pari passu in all respects with the fully paid shares of the same class in issue on the date of such exercise.

(K)                              All allotments and issues of Shares shall be subject to any necessary consents of HM Treasury or other authorities in the United Kingdom or elsewhere under enactments or regulations for the time being in force and it shall be the responsibility of the Option Holder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent.

(L)                                If Shares are at the date of exercise of an Option listed on the London Stock Exchange or are dealt in on some other public securities market the Company shall at its own expense make the appropriate application for the Shares allotted pursuant to the exercise of such Option to be admitted to the Official List of the London Stock Exchange or to be dealt in on the relevant public securities market (as the case may be).

10.                               TAKEOVERS

(A)                               Subject to Rules 8(A), 10(C), 10(D) and 11, if, as a result of either:-

(1)                                 a general offer to acquire the whole of the ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company; or

(2)                                 a general offer to acquire all the shares in the Company of the same class as the Shares the Company shall come under the control of another person or persons, the Option Holder shall, whether or not he subsequently or in consequence of the change in control ceases to be Connected with any member of the Group for any reason, be entitled to exercise his Option within the period of four months of the date when the person making the offer has obtained control of the Company and any condition subject to which the offer is made has been satisfied to the extent that his Option shall have vested at such date and to the extent that the Option is not exercised it shall lapse and cease to be exercisable.

(B)                               For the purposes of the preceding provisions of this Rule a person shall be deemed to have control of the Company if he and others acting in concert with him have together obtained control of it.

(C)                               An Option Holder shall be entitled to exercise in accordance with Rule 10(A) any Performance Option which has been granted to him unless the Option Agreement pursuant to which such Performance Option was granted provides that such Performance Option may only be exercised pursuant to Rule 10(A) to the extent that it shall have vested at the date on which control of the Company is obtained.

(D)                               Notwithstanding Rules 10(A) and 10(C), if a person makes such an offer as is referred to in Rule 10(A) or an offer to acquire the whole or substantially the whole of the Company’s business, the Directors may, in their absolute discretion and by notice in writing to all Option Holders, declare all outstanding Options to be exercisable during a limited period specified by the Directors in the notice, whether or not any Performance Targets or conditions imposed under Rules 3(B) or 3(C) have been satisfied and whether or not Options shall have vested. If the Directors so declare, all outstanding Options may be exercised at any time during such period. If not exercised, the Options shall lapse immediately upon the expiry of such period.

11.                               QUALIFYING EXCHANGE OF SHARES

(A)                               The provisions of Rule 11(B) shall have effect, and Rule 10(A) shall not apply if another company obtains all the shares of the Company as a result of a “qualifying exchange of shares” (as mentioned in paragraph 40 of Schedule 5 to the 2003 Act) and the Option Holder is invited to release his rights under his Option in consideration of the grant to him of rights (“the New Option”) which are equivalent but relate to shares in the acquiring company and the requirements of paragraphs 42 and 43 of Schedule 5 to the 2003 Act would be met in relation to the New Option.

(B)                               If the Option Holder does not agree to release his rights under his Option in consideration of the grant to him of such New Option then his Option shall lapse and cease to be exercisable at the end of the period within which the Option Holder could have accepted such invitation.

12.                               DEMERGERS AND RECONSTRUCTIONS

(A)                               Subject to Rule 8(A), if notice is given to shareholders of the Company of a proposed demerger of any member of the Group, Options which are not capable of immediate exercise may then be exercised (notwithstanding that any Performance Target or other condition imposed under Rule 3(B) or 3(C) is not then satisfied) over such number or proportion of the Option Shares as the Directors (with the consent of the Grantor, if it is not the Company) may then determine and notify to Option Holders and within such period as the Directors may specify in such notice to Option Holders SAVE THAT no such notice to Option Holders shall be given unless the Auditors have confirmed in writing to the Grantor that (disregarding any Performance Target subject to which any Option is then exercisable) the interests of Option Holders would or might be substantially prejudiced if before the proposed demerger has effect Option Holders could not exercise their Options and be registered as the holders of the Shares thereupon acquired and to the extent Options are not exercised they shall lapse at the end of the specified period.

(B)                               Subject to Rule 8(A), if the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation pursuant to section 425 of the Companies Act 1985 Options which are not capable of immediate exercise may, within the period of commencing on the date on which the court sanctions the compromise or arrangement and ending with the date upon which it becomes effective, be exercised (notwithstanding that any Performance Target or other condition imposed under Rule 3(B) or Rule 3(C) is not then satisfied) over such number or proportion of the Option Shares as the Directors (with the consent of the Grantor, if not the Company) may then determine and notify to Option Holders and to the extent that Options remain unexercised when the compromise or arrangement becomes effective, all Options shall lapse.

13.                               WINDING-UP

(A)                               Subject to Rule 8(A), if notice is duly given of a General Meeting at which a resolution will be proposed for a voluntary winding-up of the Company except for the purposes of reconstruction or amalgamation, any Option which shall have vested at the date of such notice shall be exercisable in whole or in part (but so that any exercise hereunder shall be conditional upon such resolution being passed) at any time thereafter until the resolution is duly passed or defeated or the Meeting concluded or adjourned sine die, whichever shall first occur. If such resolution is duly passed an Option shall, to the extent that it has not been exercised, thereupon lapse.

(B)                               An Option shall lapse immediately in the event of the Company being wound-up otherwise than in the event of a voluntary winding-up.

14.                               VARIATION OF CAPITAL

(A)                               In the event of any increase or variation of the share capital of the Company by way of capitalisation or rights issue, sub-division, consolidation or reduction, the Company shall make such adjustments as it considers fair and reasonable.

(B)                               An adjustment made under this Rule shall be to one or more of the following:-

(1)                                 the number and nominal value of Shares in respect of which any Option may be exercised;

(2)                                 the Option Price;

(3)                                 where an Option has been exercised but no Shares have been allotted, the number of Shares which may be allotted and the subscription price payable for each Share.

(C)                               No adjustment shall be made such as to result in the subscription price payable for any Share under any New Share Option being reduced to less than the nominal value of that Share.

(D)                               As soon as reasonably practicable after making any adjustment, the Company shall give notice in writing thereof to any Option Holder affected thereby.

15.                               GENERAL

(A)                               The provisions contained or incorporated in the Company’s Articles of Association for the time being with regard to the service of notices on members shall apply mutatis mutandis to any notice to be given under this Scheme to an Option Holder.

(B)                               The Company shall at all times keep available for issue sufficient authorised and unissued Shares to satisfy all rights from time to time subsisting under Options granted pursuant to this Scheme, taking account of any other obligations of the Company to allot and issue unissued Shares.

(C)                               The decision of the Directors in any disputes relating to an Option or matter relating to this Scheme shall be final and conclusive.

(D)                               The costs of introducing and administering this Scheme shall be borne by the Company.

(E)                                The Directors shall have power from time to time to make or vary regulations for the administration and operation of this Scheme provided that such regulations are not inconsistent with these Rules.

(F)                                 This Scheme shall not form part of any contract of employment or consultancy agreement between any Eligible Person and any Group Company and shall not confer on any Eligible Person any legal or equitable rights whatsoever against any such company nor give rise to any claim or cause of action at common law under statute or in equity.

(G)                               The grant of an option shall not form part of the Option Holder’s entitlement to remuneration or benefits pursuant to his contract of employment or count as wages or remuneration for pension purposes nor does the existence of a contract of employment between any person and any Group Company give such person any right or entitlement to have an Option granted to him in respect of any number of Shares or any expectation that an Option might be granted to him whether subject to any conditions or at all.

(H)                              The rights and obligations of an Option Holder under the terms of his contract of employment shall not be affected by the grant of an Option or his participation in this Scheme.

(I)                                   The rights granted to an Option Holder upon the grant of an Option shall not afford the Option Holder any rights or additional rights to compensation or damages in consequence of the loss or termination of his office or employment or consultancy with any Group Company for any reason whatsoever (whether or not such termination is ultimately held to be wrongful or unfair).

16.                               VARIATIONS AND TERMINATION

(A)                               The Directors may from time to time in their absolute discretion subject to paragraphs (B) and (C) of this Rule with the prior sanction of the Company in General Meeting waive or amend such of the Rules of this Scheme as they deem desirable.

(B)                               No modification or alteration shall be made which would abrogate or alter adversely the subsisting rights of Option Holders unless it is made:

(1)                                 with the consent in writing of such number of Option Holders as hold Options under the Scheme to acquire 75 per cent of the Shares which would be issued or transferred if all Options granted and subsisting under the Scheme were exercised; or

(2)                                 by a resolution at a meeting of Option Holders passed by not less than 75 per cent of the Option Holders who attend and vote either in person or by proxy, and for the purposes of this Rule 17(B) the Option Holders shall be treated as a separate class of share capital and the provisions of the Articles of Association of the Company relating to class meetings shall apply mutatis mutandis.

(C)                               The Directors may terminate this Scheme at any time, but Options granted prior to such termination shall continue to be valid and exercisable in accordance with these Rules.

17.                               HMRC REQUESTS

The Company shall provide to HMRC (within such time limit as the HMRC directs) any information in relation to this Scheme or the grant of Options under it and an Option Holder shall:-

(1)                                 promptly provide to the Company such information as it may reasonably request; and

(2)                                 consent to the Company providing such information concerning him to HMRC for the purpose of complying with such request from HMRC.

18.                               EMI

(A)                               Except as described in this Rule, the Rules of this Scheme shall apply to EMI Options in exactly the same way as they apply to other Options.

(B)                               The Company shall give notice to HMRC within 92 days of the Date of Grant of an EMI Option in a form complying with paragraph 44 of Schedule 5 to the 2003 Act.

(C)                               No warranty, representation or undertaking of any nature is given to the holder of an EMI Option that the EMI Option is a qualifying option for the purposes of the 2003 Act or that a disqualifying event will not occur in relation to an EMI Option. Neither the Directors, the Company nor any other person shall be liable to the Option Holder for any loss of whatsoever nature resulting from the failure for any reason of an Option granted as an EMI Option to meet the conditions of Schedule 5 to the 2003 Act, whether such failure results from the inadvertent or deliberate act of the Directors, the Company or any other person or for any other reason whatsoever.

19.                               GOVERNING LAW

This Scheme and all Options granted hereunder shall be governed by and construed in accordance with English law.